PROXY CARD FOR
Trust for Advised Portfolios Sound Point Floating Rate Income Fund

Proxy for a Special Meeting of Shareholders - December 7, 2015

The undersigned Shareholder(s) of the Sound Point Floating Rate Income Fund, a series of Trust for Advised Portfolios (“Trust”), hereby appoint(s) Christopher Kashmerick, Russell Simon and Eric Pinciss (each with full power of substitution), the proxy or proxies of the undersigned, to attend the Special Meeting of Shareholders of the Sound Point Floating Rate Income Fund, to be held on Monday, December 7, 2015 at [       ] p.m., Central Time, at the Trust’s office, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, and at any postponements or adjournments thereof (“Special Meeting”), to vote all of the shares of the Sound Point Floating Rate Income Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.

QUESTIONS ABOUT THIS PROXY? Should you have any questions about these proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at [                     ]. Representatives are available [                        ].

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be Held on Monday, December 7, 2015: The Proxy Statement for the Special Meeting is available at: [                                                           ].

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

Please see the instructions below if you wish to vote by PHONE, MAIL, online via the INTERNET or by AUTOMATED TOUCHTONE.  Please use whichever method is most convenient for you. If you choose to vote by phone, online via the internet or by automated touchtone, you should not mail your proxy card. Please vote today!

PHONE:
To cast your vote by phone with a proxy voting representative, call toll-free at [                        ] and provide the representative with the control number found on the reverse side of this proxy card. Representatives are available to take your voting instructions [                                                          ].

NOTE: This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, partnership or other entity, please add titles as such. Joint owners must each sign. By signing this proxy card, you acknowledge that you have received the Proxy Statement that the proxy card accompanies.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
		Shareholder sign here	Date

The options below are available 24 hours a day / 7 days a week.

INTERNET:	To vote online via the internet, go to [ ] and enter the control number found on the reverse side of this proxy card.
		Joint owner sign here	Date

AUTOMATED TOUCHTONE:	To cast your ballot by phone using touchtone, call toll-free at [ ] and follow the instructions. You must enter the control number found on the reverse side of your proxy card.

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Sound Point Floating Rate Income Fund, a series of Trust for Advised Portfolios
CONTROL NUMBER

If you received more than one ballot because you have multiple investments in the Sound Point Floating Rate Income Fund, please remember to vote all of your ballots!

Remember to sign and date the reverse side before mailing in your vote. This proxy card is valid only when signed and dated.

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST’S BOARD OF TRUSTEES. This proxy card, when properly executed, will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” the Proposal. The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting.

PLEASE FOLD HERE AND RETURN THE ENTIRE BALLOT – DO NOT DETACH

THE TRUST’S BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL BELOW.

To vote, please fill in box as shown using black or blue ink or number 2 pencil. ☒

	FOR	AGAINST	ABSTAIN
PROPOSAL
Approval of the Agreement and Plan of Reorganization and Termination, adopted by the Trust’s Board of Trustees, which provides for the reorganization of the Sound Point Floating Rate Income Fund into the American Beacon Sound Point Floating Rate Income Fund, a newly created series of American Beacon Funds.
	☐	☐	☐

THANK YOU FOR VOTING.